                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (date of earliest event reported)               December 17, 1996
                                                          ----------------------

                                First USA, Inc.
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            (Exact name of registrant as specified in its charter)


     Delaware                      1-11030                    75-2291060
     --------                      -------                    ----------
(State or other            (Commission File Number)        (I.R.S. Employer
 jurisdiction of                                        Identification Number)
 incorporation or
  organization)


1601 Elm Street, 46th Floor, Dallas, Texas                            75201
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(Address of principal executive offices)                            (Zip Code)

                214-849-2195
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(Registrant's telephone number, including area code)

                                      N/A
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  (Former name, former address and former fiscal year, if changed since last report.)
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Item 5.   Other Events.

     On December 17, 1996, First USA Federal Savings Bank (the "Bank"), a wholly-owned subsidiary of First USA Financial, Inc., which is a wholly-owned subsidiary of First USA, Inc., completed the securitization of approximately $137 million of unsecured closed end consumer loan receivables. The securitization consists of three classes of fixed rate First USA Consumer Loan Grantor Trust 1996-A Certificates.

     The securitization includes the issuance of $119,293,000 First USA Consumer Loan Grantor Trust 1996-A Class A Certificates and $13,026,000 First USA Consumer Loan Grantor Trust 1996-A Class B Certificates. The securitization also consists of $4,799,737.46 First USA Consumer Loan Grantor Trust 1996-A Class C Certificates, which will be subordinated to and provide credit enhancement for the First USA Consumer Loan Grantor Trust 1996-A Class A Certificates and First USA Consumer Loan Grantor Trust 1996-A Class B Certificates.

     The Bank services the receivables that are included in the securitization and will continue to service the accounts associated with such receivables following the securitization.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits:

     99. Pooling and Servicing Agreement, dated as of December 3, 1996, between First USA Securitization Corporation, as Transferor, First USA Federal Savings Bank, as Servicer, and Bankers Trust (Delaware), as Trustee.

                                       2
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  January 2, 1997

                                     First USA, Inc.


                                     By:   /s/ Philip E. Taken
                                        --------------------------
                                               Philip E. Taken
                                               Senior Vice President